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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




 Date of Report (Date of earliest event reported)              February 13, 2006



                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                   001-16317                  95-4079863
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)



                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On February 13, 2006, the Company announced financial results for the quarter ended December 31, 2005.

     Contango Oil & Gas Company (AMEX:MCF) reported a net loss attributable to common stock for the three months ended December 31, 2005 of $0.4 million, or $0.03 per basic and diluted share, compared to net income attributable to common stock for the three months ended December 31, 2004 of $13.2 million, or $1.01 per basic and diluted share, which included a gain from discontinued operations of $14.1 million, net of income taxes, from the sale of our south Texas natural gas and oil interests that was completed in December 2004.

     The net loss attributable to Contango common stock for the six months ended December 31, 2005 was $0.3 million, or $0.02 per basic and diluted share, compared to net income attributable to common stock for the six months ended December 31, 2004 of $14.5 million, or $1.12 per basic and diluted share, which included a gain from discontinued operations of $16.5 million, net of income taxes, from the sale of our south Texas natural gas and oil interests that was completed in December 2004.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

Exhibit No.                  Description of Document
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99.1                Press release dated February 13, 2006.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CONTANGO OIL & GAS COMPANY



Date:  February 13, 2006           By: /s/  KENNETH R. PEAK
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                                       Kenneth R. Peak
                                       Chairman and Chief Executive Officer